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                                                                  EXHIBIT 99.1


                              WOLVERINE TUBE, INC.

Contact:  James E. Deason
          Executive Vice President
          Chief Financial Officer
          (256) 580-3510
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                    WOLVERINE STRENGTHENS LIQUIDITY POSITION
                   REPATRIATES CASH FROM CHINA, PAYS DOWN DEBT

HUNTSVILLE, ALABAMA, (FEBRUARY 28, 2005) - Wolverine Tube, Inc. (NYSE:WLV) today announced that it had strengthened its liquidity position by repatriating approximately $10.2 million in cash from its Chinese subsidiary under the American Jobs Creation Act of 2004, and by increasing the amount of borrowing capacity available to it under its secured revolving credit facility. Of the cash received from China, $8 million was used to pay down some of the outstanding borrowings under its secured revolving credit facility. The remaining proceeds will be used for future debt reductions or capital expenditures. Borrowings under the secured revolving credit facility now stand at $9.5 million, thereby increasing the amount of available borrowings to Wolverine to $20.5 million as of February 28, 2005, subject to a $2.0 million excess availability requirement.

Commenting on the announcement, Jed Deason, Executive Vice President & Chief Financial Officer said "Given the persistent rise in metal prices over the past 18 months, especially copper, this transaction continues our strategy of strengthening our liquidity position." Deason continued, "With this cash from China, and the recent increase in the borrowing limit on our secured revolving credit facility to $40 million, we believe that we have ample liquidity available to meet our working capital requirements. Our cash needs this year continue to be in line with normal business activities and expectations, taking into consideration metal prices. We are also continuing discussions with our commercial banks regarding new financing arrangements to provide for additional liquidity that we believe will be available to us in approximately the next forty-five to sixty days."

The American Jobs Creation Act of 2004 provides for a special one-time 85% dividends received deduction on the repatriation of certain foreign earnings. In connection with the repatriation of funds from its Chinese operations, Wolverine will take a one-time tax charge for US federal income taxes of approximately $0.5 million in the first quarter 2005.

ABOUT WOLVERINE TUBE, INC. - Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar & other products. Internet addresses http://www.wlv.com and http://www.silvaloy.com.

FORWARD-LOOKING STATEMENTS - Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements using such terms as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terms and concepts, are forward-looking statements. This press release contains forward-looking statements regarding Wolverine's expected liquidity position (including its use of repatriated cash, availability under its secured revolving credit facility and expectations about future financing arrangements), as well as the expected tax effects of the cash repatriation. Such statements are based on management's current expectations, estimates, assumptions and projections about Wolverine's business and other information currently available, and are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. Wolverine undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events. With respect to the forward-looking statements contained in this press release, factors that could affect actual results include, without limitation, Wolverine's ability to manage available cash and secured revolving credit facility availability to fund working capital requirements, anticipated capital expenditures and debt reduction; Wolverine's ability to negotiate and consummate alternative sources of financing within the expected timeframe; the effect of the issuance of final Treasury regulations with respect to the American Jobs Creation Act of 2004; raw material and energy costs and Wolverine's ability to effectively hedge these costs, fluctuation in the COMEX copper price, the effect of currency fluctuations, the levels of commercial and residential construction activity, competitive products and pricing, the effect of regulatory matters, the mix and seasonality of geographic and product revenues, the effect of general economic conditions and world events (such as terrorism), and other risks and uncertainties discussed in Wolverine's Annual Report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.